JOINT FILING AGREEMENT

          Pursuant to paragraph (iii) of Rule 13d-1(k)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the statement on Schedule 13G to which this Agreement shall be attached as an exhibit, including all amendments thereto, shall be filed with the Commission on behalf of each of the undersigned.

Dated:  June 13, 2003

                                   SORRENTO HOLDINGS L.L.C.

                                   By: /s/ Michael E. Lewitt
                                      ------------------------------------------
                                      Name:    Michael E. Lewitt
                                      Title:   Authorized Signatory

                                   HARCH CAPITAL MANAGEMENT

                                   By: /s/ Michael E. Lewitt
                                      ------------------------------------------
                                      Name:    Michael E. Lewitt
                                      Title:   President